MODIFICATION AND RATIFICATION OF LEASE

  This Modification and Ratification of Lease Agreement is made and entered into between Hargis Investments (Lessor) and Sublingual Products International, Inc. (Lessee) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

W I T N E S S E T H :

1. Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated May 1, 1991, between Lessor and Lessee, for the rental of the following described property: An approximate 8,482 square foot office/service/warehouse facility situated on approximately 20,855 square feet of land known as Site 4A, Block 1, Brookhollow, Arlington, Tarrant County, Texas and commonly as
1229 Corporate Drive West.

2. Lessee's name shall be changed from Sublingual Products International, Inc. to Pharmaceutical Laboratories, Inc. and will assume all obligations of the Lease Agreement under this name.

3. Effective May 1, 1994, Lessee's monthly base rental shall increase from $4,100.00 per month to $4,771.13.

4.  All other terms and conditions of the Lease Agreement will remain the same.

5. Effective May 1, 1994 the lease term will be extended for thirty-six (36) months, expiring April 30, 1997. /i/ JMc

Signed at Fort Worth, Texas, this 29th day of March, 1994.

                                     LESSOR: HARGIS INVESTMENTS


                                     By: /s/ JEFF HARGIS
                                               Jeff Hargis

                                     Title: Vice President

                                      LESSEE: PHARMACEUTICAL LABORATORIES, INC.

Attest: _____________ By:   /s/ JERRY MCCLURE
(corporate seal)                               Jerry McClure

                                           Title: President